Exhibit 23.2

CONSENT OF ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, our report dated February 5, 2004, relating to the consolidated financial statements of Centennial Bank Holdings, Inc. and Subsidiaries, which appear in the Prospectus of Centennial Bank Holdings, Inc. on Form S-4 (No. 333-126643).

/s/    FORTNER, BAYENS, LEVKULICH & CO., P.C.

FORTNER, BAYENS, LEVKULICH & CO., P.C.

Denver, Colorado

August 11, 2005